UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2015 (June 10, 2015)

Lightstone Value Plus Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-52610	20-1237795
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 19, 2015, the board of directors of Lightstone Value Plus Real Estate Investment Trust, Inc. (the “Company”) provided approval for the Company to form a joint venture (the “Joint Venture”) with Lightstone Value Plus Real Estate Investment Trust II, Inc. (“Lightstone II”), a real estate investment trust also sponsored by the Company’s sponsor, The Lightstone Group, and for the Joint Venture to acquire the Company’s membership interests in 11 limited service hotels for approximately $122.4 million, plus closing and other third party transaction costs, contingent upon lender approval.  As of December 31, 2014, the 11 limited service hotels were encumbered by approximately $67.2 million in debt.

On January 29, 2015 the Company, through its operating partnership, entered into an agreement and formed the Joint Venture with Lightstone II whereby the Company and Lightstone II have 2.5% and 97.5% membership interests in the Joint Venture, respectively. Lightstone II is the managing member. Each member may receive distributions and make future capital contributions based upon its respective ownership percentage, as required.

On January 29, 2015, the Company, through a wholly owned subsidiary of its operating partnership, completed the disposition of its membership interests in a portfolio of five limited service hotels for approximately $64.6 million, excluding transaction costs, or approximately $30.5 million, net of $34.1 million of debt which was repaid as part of the transaction, pursuant to five separate contribution agreements entered into with Lightstone II through the Joint Venture.

On February 11, 2015, the Company, through a wholly owned subsidiary of its operating partnership, completed the disposition of its membership interests in a portfolio of two limited service hotels for approximately $23.4 million, excluding transaction costs, or approximately $12.2 million, net of $11.2 million of debt which was assumed by the subsidiaries of the Joint Venture as part of the transaction, pursuant to two separate contribution agreements, entered into with Lightstone II through the Joint Venture.

On June 10, 2015, the Company, through a wholly owned subsidiary of its operating partnership, completed the disposition of its (i) 100% membership interest in a 130-room select service hotel which operates as a Starwood Hotel Group Aloft Hotel (the “Aloft – Rogers”) located in Rogers, Arkansas, (ii) 95% membership interest in a 83-room limited service hotel which operates as a Fairfield Inn & Suites by Marriott (the “Fairfield Inn – Jonesboro”) located in Jonesboro, Arkansas and (iii) 100% membership interest in a 82-room, Holiday Inn Express Hotel & Suites (the “Holiday Inn Express - Auburn”) located in Auburn, Alabama for an aggregate acquisition price of approximately $28.0 million, excluding transaction costs, or approximately $12.9 million, net of $15.1 million of debt which was assumed by the subsidiaries of the Joint Venture as part of the transaction, pursuant to three separate contribution agreements, each dated as of June 10, 2015, entered into with Lightstone II through the Joint Venture.

The three transactions completed on January 29, 2015, February 11, 2015 and June 10, 2015 described above represent 10 of the 11 limited service hotels to be disposed of by the Company previously approved by the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

(1)	Unaudited Pro Forma Condensed Consolidated Financial Statements for the three years ended December 31, 2014 (filed herewith as Exhibit 99.1)

(d)	Exhibits

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements for the three years ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

Date: June 16, 2015	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

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